EXHIBIT 10.1

JOSEPH PETROLEUM EXPLORATION LICENSE NO. 339

EXTENSION LETTER (TRANSLATION)

State of Israel

Ministry of Energy and Water

Natural Resources Authority

Oil and Gas

3rd of Sivan, 5773

May 12th, 2013

Attn:

Mr. Victor G. Carrillo, President & COO

Zion Oil & Gas

Bareket 22 N. Industrial Area

Caesarea 38900

Dear Sir,

Subject: Joseph License/339 – extension

Reference: your letter dated April 10th, 2012

In response to your request I hereby extend the 339/ Joseph license until October 10th, 2013.

During the period of extension Zion Oil & Gas will execute the following work plan:

a.	Prepare and submit a detailed plan for the abandonment and plugging of the Maanit-Rehovot #2 and Maanit –Joseph #3 wells until June 10th, 2013.

b.	Complete the plugging and abandonment of the wells until October 1st, 2013, and submit a detailed report on the above activities.

Sincerely,

Alexander Varshavski

Petroleum Commissioner